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                                                                   EXHIBIT 10.16

                           Unocal Corporation Officer
                              Indemnity Agreement



  This Unocal Corporation Officer Indemnity Agreement ("Agreement") is made as
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of [Insert Date of Appt] by and between Unocal Corporation, a Delaware corporation (the "Corporation"), and [Insert Name of Unocal Officer] (the
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"Officer") with reference to the following facts:
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                                   RECITALS
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  A.  The Officer is currently an officer of the Corporation, as well as of certain subsidiaries and affiliates of the Corporation, and is performing valuable services for the Corporation. The Corporation wishes the Officer to continue in such capacities, and the Officer is willing, under certain circumstances, to continue in such capacities.

  B. The Bylaws of the Corporation provide for the indemnification of the officers of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended or as may be amended, revised, or superseded.

  C. In addition to the indemnification to which the Officer is entitled pursuant to the Bylaws of the Corporation and as additional consideration for the Officer's services, the Corporation has, in the past, furnished at its expense director and officer liability insurance ("Insurance"). Many such
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insurance carriers, as a condition of issuing Insurance policies, are requiring that corporations protect directors and officers from liability to the maximum extent permitted by law.

  D. The Officer has indicated that he does not regard the Certificate of Incorporation, the indemnities available under the Corporation's Bylaws, and the Insurance currently in effect as adequate to protect him or her against the risks associated with his or her services to the Corporation. The Officer may not be willing to continue in office in the absence of the further lawful protection afforded by the instant Agreement.


                                   AGREEMENT
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  NOW, THEREFORE, in order to induce the Officer to continue to serve as an
Officer of the Corporation and of certain subsidiaries and affiliates of the Corporation, in consideration for his or her continued services, and in order to do everything possible to procure and maintain adequate Insurance policies, the parties hereby agree as follows:

     1. The Corporation will pay on behalf of the Officer and his or her heirs, executors, administrators, or assigns, any amount which he or she is or becomes legally obligated to pay because of any action, suit, or proceeding, whether civil, criminal, administrative or investigative, the Officer is made or is threatened to be made a party to or involved in ("Proceeding") because of any
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act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while in his or her capacity as an Officer of the Corporation, or at the request of the Corporation, acting as a director, officer, trustee, fiduciary, employee, or agent (collectively, "Agent") of another foreign or domestic
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corporation, limited liability company, partnership, joint venture, trust, or any other enterprise or entity whatsoever, including without limitation, employee benefit plans (collectively, "Affiliate"), or by reason of the fact
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that the Officer is or was an Officer of the Corporation or is or was serving at the request of the Corporation as an Agent of an Affiliate, whether the basis of such Proceeding is alleged action in an official capacity, or in any other capacity, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide
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prior to such amendment); provided, however, that except with respect to
Proceedings seeking to enforce rights to indemnification hereunder, the Corporation shall indemnify the Officer with respect to Proceedings initiated by the Officer only if such Proceeding was authorized by the Board of Directors of the Corporation. The indemnification provided for herein shall continue after the Officer has ceased to be an Officer of the Corporation or an Agent of an Affiliate.

     2. The payments which the Corporation will be obligated to make hereunder shall include any expense, liability or loss of the Officer, including without limitation, damages, judgments, fines, ERISA excise taxes, penalties, amounts paid or to be paid in settlement or in costs, costs of investigation, attorneys' fees and any other costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds, and any other amounts actually incurred or suffered by the Officer in connection with any Proceeding. The Corporation shall advance to the Officer as soon as practicable any and all attorneys' fees and any other costs of investigation or defense upon receipt by the Corporation of an undertaking, if such undertaking is required by law, by or on the behalf of the Officer to repay all amounts so advanced if a final adjudication shall establish that the Officer was not entitled to be indemnified.

     3. The Corporation shall not be liable under this Agreement to make any payment in connection with any Proceeding:

          (a) for which payment is actually made to the Officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (b) for which the Officer is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (c) based upon or attributable to the Officer gaining in fact any personal profit or advantage to which he was not legally entitled; or

          (d) if a judgment or other final adjudication shall establish that such payment is prohibited by applicable law or is against public policy.

     4. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty (60) days after a written claim has been received by the Corporation (except in the case of a claim for expenses incurred in a Proceeding in advance of its final disposition in which case the applicable period shall be twenty (20) days), the Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim; and, if successful in whole or in part in such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Officer shall also be entitled to be paid the expense of prosecuting or defending such claim.

     5. The Corporation shall maintain in full force and effect, at its own expense, Insurance coverage for the Officer in amounts and scope at least as favorable as that maintained by the Corporation on September 30, 1996, or, to the extent more favorable, any Insurance policy entered into or renewed by the Corporation following such date. Notwithstanding the foregoing, if (a) the Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring Insurance policy plus a reasonable additional amount, and (b) the Corporation has so notified the Officer at the most recent address the Corporate Secretary has for the Officer, then the Corporation shall only be required to purchase such Insurance coverage for any act or omission occurring at or prior to the time of such date. Such obligation shall continue for so long as the Officer may be subject to any possible claim which might be covered under such Insurance coverage. The Corporation agrees that money damages would not be a sufficient remedy for any breach of this provision and that the Officer shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies of the Officer, and shall

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be in addition to all other remedies available at law or in equity to the
Officer. The Corporation waives any requirement for the securing or posting of any bond in connection with any such remedy.

     6. The Officer shall give to the Corporation notice as soon practicable of any Proceeding for which indemnity will or could be sought under this Agreement, the Corporation's Bylaws, or any other obligation whatsoever of the Corporation to indemnify the Officer or for which Insurance coverage could be available.

     7. The Officer shall give the Corporation and any insurance company providing Insurance coverage, such information and cooperation in the defense of a Proceeding as they may reasonably require and as shall be within the Officer's power; provided, however, that if a Proceeding is brought by the Corporation, or if the Corporation is assisting or cooperating in the prosecution of a Proceeding against the Officer, the Officer shall only be required to provide information to and cooperate with any insurance company providing Insurance coverage.

     8. Nothing herein shall be deemed to diminish or otherwise restrict the Officer's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation, under Delaware law, or under any other obligation whatsoever of the Corporation to indemnify the Officer.

     9. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     10. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent permitted, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by any provision held invalid, void or otherwise unenforceable.

     11. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Officer.

     12. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     13. This Agreement shall be governed by and construed in accordance with Delaware law.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                                            OFFICER:
UNOCAL CORPORATION


                                                            ----------------------------------------------------------
By_______________________________________________           [Insert Officer's Name]
   Dennis P.R. Codon, Vice President, Chief Legal
   Officer and General Counsel



By_______________________________________________
Brigitte M. Dewez, Corporate Secretary

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